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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 28, 1999


                             KEYSTONE PROPERTY TRUST
       (Exact Name of Registrant as Specified in its Declaration of Trust


    Maryland                         1-12514                     84-1246585
(State or Other                    (Commission                 (IRS Employer
Jurisdiction of                    File Number)              Identification No.)
 Incorporation)


                         200 Four Falls Corporate Center
                           West Conshohocken, PA 19428
               (Address of Principal Executive Offices)(Zip Code)



               Registrant's telephone number, including area code:
                                 (484) 530-1800

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ITEM 5.  OTHER EVENTS

         On October 29, 1999, we completed an issuance of an aggregate of 618,627 shares, par value $.001 per share, under our existing shelf registration statement (Registration No. 333-58971) to (i) Jeffrey E. Kelter (a Trustee and our President and Chief Executive Officer), purchaser of an aggregate of 586,207 shares, (ii) MS Special Funds Pte Ltd. (one of our principal shareholders), purchaser of an aggregate of 24,271 shares and (iii) Morgan Stanley Real Estate Special Situations, Inc. (one of our principal shareholders), purchaser of an aggregate of 8,149 shares. Mr. Kelter purchased his shares pursuant to a Subscription Agreement dated September 27, 1999, as amended on October 29, 1999, and MS Special Funds Pte Ltd. and Morgan Stanley Real Estate Special Situations, Inc., each purchased their respective shares pursuant to a Subscription Agreement dated October 28, 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c)  EXHIBITS

         EXHIBIT NO.

         5.1      Opinion of Piper Marbury Rudnick & Wolfe LLP

         23.1 Consent of Piper Marbury Rudnick & Wolfe LLP (included as part of Exhibit 5.1)

         99.1 Form of Subscription Agreement by and among Keystone Property Trust, Jeffrey E. Kelter and Hudson Bay Partners II, L.P. (incorporated by reference to Exhibit 99.1 of our Form 8-K, filed with the Securities and Exchange Commission on October 12, 1999 (File 1-12514))

         99.2 Form of Amendment No. 1 to Subscription Agreement by and among Keystone Property Trust and Jeffrey E. Kelter and Hudson Bay Partners II, L.P.

         99.3 Form of Subscription Agreement by and between Keystone Property Trust and MS Special Funds Pte Ltd. and by and between Keystone Property Trust and Morgan Stanley Real Estate Special Situations, Inc.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    KEYSTONE PROPERTY TRUST



Date: November 4, 1999              By
                                       -----------------------------------
                                       Timothy A. Peterson
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary